SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2006

HIGHWOODS PROPERTIES, INC.

(Exact name of registrant specified in its charter)

Maryland	1-13100	56-1871668
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HIGHWOODS REALTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

North Carolina	000-21731	56-1869557
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Smoketree Court, Suite 600

Raleigh, North Carolina 27604

(Address of principal executive offices, zip code)

Registrants’ telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2006, we obtained a new $350 million, three-year unsecured revolving credit facility from Bank of America, N.A. We used $273 million of proceeds from the new revolving credit facility, together with available cash, to pay off the remaining outstanding balance of $178 million under our previous revolving credit facility and a $100 million bank term loan, both of which have now been terminated. In connection with these payoffs, we expect to write off approximately $0.5 million in unamortized deferred financing costs in the second quarter of 2006 as a loss on debt extinguishment. We and Bank of America plan to syndicate the new revolving credit facility later this year.

Our new revolving credit facility is initially scheduled to mature on May 1, 2009. Assuming no default exists, we have an option to extend the maturity date by one additional year and, at any time prior to May 1, 2008, may request increases in the borrowing availability under the credit facility by up to an additional $100 million. The interest rate has been reduced from LIBOR plus 105 basis points to LIBOR plus 80 basis points and the annual base facility fee has been reduced from 25 basis points to 20 basis points.

Like our previous revolving credit facility, the new revolving credit facility requires us to comply with customary operating covenants and various financial and operating ratios. We believe the required financial and operating ratios under the new revolving credit facility are less stringent and more appropriately reflect our current and future business prospects than the requirements under our previous revolving credit facility. The new revolving credit facility also requires us to file the 2005 Annual Report on Form 10-K of Highwoods Properties, Inc. by June 30, 2006. We expect to be in compliance with these provisions of our new revolving credit facility for the foreseeable future. However, depending upon our future operating performance and property and financing transactions and general economic conditions, we cannot assure you that no circumstance will arise in the future that would render us unable to comply with any of these covenants or result in an increase in the borrowing costs under this facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in this report set forth above under Item 1.01 regarding our new $350 million, three-year unsecured revolving credit facility is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

No.	Description
10	Credit Agreement, dated as of May 1, 2006, by and among Highwoods Realty Limited Partnership, Highwoods Properties, Inc., the Subsidiaries named therein and the Lender named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.

By:	/s/ Terry L. Stevens
Terry L. Stevens
Vice President and Chief Financial Officer

HIGHWOODS REALTY LIMITED PARTNERSHIP

By:	Highwoods Properties, Inc., its general partner

	By:	/s/ Terry L. Stevens
Terry L. Stevens
Vice President and Chief Financial Officer

Dated: May 4, 2006